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                                COHERENT, INC.

                         EMPLOYEE STOCK PURCHASE PLAN

                         (AS AMENDED MARCH 17, 1999)

     The following constitutes the provisions of the Employee Stock Purchase Plan (herein called the "Plan") of Coherent, Inc. (herein called the "Company").

     1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.    DEFINITIONS.

           (a) "Base pay" or "base salary" means regular straight-time earnings and commissions, excluding payments for overtime, shift premiums, incentive compensation, bonuses and any other special payments.

           (b) "Employee" means any person, including an officer, who is customarily employed for at least twenty (20) hours per week by the Company or its subsidiaries (50% or more of whose voting shares are owned directly or indirectly by the Company).

     3.    ELIGIBILITY.

           (a) Any employee as defined in paragraph 2 who shall be employed by the Company on the date his participation in the Plan is effective shall be eligible to participate in the Plan, subject to limitations imposed by
Section 423(b) of the Internal Revenue Code of 1954.

           (b) Any provisions of the Plan to the contrary notwithstanding, no employee shall be granted an option under the Plan (i) if, immediately after the grant, such employee would own shares and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty Five Thousand Dollars ($25,000) for each calendar year in which such stock option is outstanding at any time, where the value of the option is calculated as the fair market value of the shares (determined at the time such option is granted).

     4. OFFERING DATES. The Plan shall be implemented by two Offerings during each fiscal year, each of twelve months duration. Offering I shall commence on or about May 1 of each year and Offering II shall commence on or about November 1 of each year. Both shall continue thereafter until terminated in accordance with paragraph 19 hereof.


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     5.    PARTICIPATION.

           (a) An eligible employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company's payroll office prior to the applicable offering date.

           (b) Payroll deductions for a participant shall commence on the first payroll following the commencement offering date and shall end on the termination date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

     6.    PAYROLL DEDUCTIONS.

           (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period. The aggregate of payroll deductions elected to be made under Offering I and Offering II shall not be greater than ten percent (10%) of the base pay which he received on such payday nor less than ten dollars ($10.00) per pay period, and the aggregate of such payroll deductions during the offering period shall not exceed ten percent (10%) of his aggregate base salary during said offering period.

           (b) All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

           (c) A participant may discontinue his participation in the Plan as provided in paragraph 10, or may lower, but not increase, the rate of his payroll deductions (within the limitations set forth in subparagraph (a) above) during the offering by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective within fifteen (15) days following the Company's receipt of the new authorization.

     7.    GRANT OF OPTION.

           (a) At the beginning of each twelve month offering period under each of the two Offerings, each eligible employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock purchasable by each employee's accumulated payroll deductions (not to exceed an aggregate amount under both Offerings equal to ten percent (10%) of his base salary for the offering period as of the date of the commencement of the applicable offering period) divided by eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock at the beginning of said offering period, subject to the limitations set forth in Section 3(b) and 12 hereof. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

           (b) The option price per share of such shares shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company at the commencement of the twelve month offering period; or (ii) 85% of the fair market value of a share of the Common Stock of the Company at the time the option is exercised at the termination of the twelve month offering period. The fair market value of the Company's Common Stock on said dates shall be determined by the Company's Board of Directors in the exercise of their discretion in good faith.


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     8.    EXERCISE OF OPTION.  Unless a participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically at the end of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the applicable amount of the accumulated payroll deductions in his account. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

     9. DELIVERY. As promptly as practicable after the termination of each Offering, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

     10.   WITHDRAWAL; TERMINATION OF EMPLOYMENT.

           (a) A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan for one or both Offerings at any time prior to the end of the applicable offering period by giving written notice to the Company. All of the participant's payroll deductions credited to his account for the Offering or Offerings from which he has withdrawn will be paid to him promptly after receipt of his notice of withdrawal and his option for the current period under that Offering or Offerings will be automatically terminated, and no further payroll deductions for the purchase of shares under the Offering or Offerings withdrawn from will be made during the applicable offering period.

           (b) Upon termination of the participant's employment prior to the end of an offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically terminated.

           (c) In the event an employee fails to remain in the continuous employ of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

           (d) A participant's withdrawal from one of the two Offerings will not have any effect upon his eligibility to participate in the other Offering or any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     11. INTEREST. To the extent that a participant's payroll deductions exceed that amount required to purchase shares subject to option at the end of an offering period, he shall be refunded such excess amount with interest on said refundable amount at a net rate of 3%. Otherwise, no interest shall accrue on the payroll deductions of a participant in the Plan.


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     12.   STOCK.

           (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 6,325,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. The shares to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares authorized but unissued. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof at the beginning of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

           (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

           (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

     13. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company or a committee appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Committee who are eligible employees are permitted to participate in the Plan.

     14.   DESIGNATION OF BENEFICIARY.

           (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the end of an offering period.

           (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned,


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transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

     16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating employees annually promptly following the stock purchase date, which statements will set forth the total amount of payroll deductions, the amount applicable to each of the two Offerings, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     18. CHANGES IN CAPITALIZATION. If any option under this Plan is exercised subsequent to any stock dividend, stock split, spinoff, recapitalization, merger, consolidation, exchange of shares or the like, occurring after such option was granted, as result of which shares of any class shall be issued in respect of the outstanding shares, or shares shall be changed into the same, whether a different number of the same or another class or classes, the number of shares to which such option shall be applicable and the option price for such shares shall be appropriately adjusted by the Company.

     19. AMENDMENT OR TERMINATION. The Board of Directors of the Company may at any time terminate or amend the Plan. No such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company if such amendment would:

           (a) Increase the number of shares that may be issued under the Plan;

           (b) Permit payroll deductions at an aggregate rate in excess of ten percent (10%) of the participant's base salary;

           (c) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

           (d) Materially increase the benefits which may accrue to participants under the Plan.

     20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.


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                                COHERENT, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                            SUBSCRIPTION AGREEMENT

______    Original Application
______    Change in Payroll Deduction Rate
______    Change of Beneficiary(ies)

1. ______________________ hereby elects to participate in the COHERENT, INC. Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock, without par value, in accordance with this Subscription Agreement and the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ______% of my base salary in accordance with the Stock Purchase Plan, to be applied to Offering ______ (I or II) which begins on ______ of each year.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock, par value $.50, at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically at the end of the offering period unless I otherwise withdraw from the Stock Purchase Plan by giving written notice to the Company for such purpose.

4. I understand that prior to the commencement of the offering period I will receive a copy of the Company's summary of the provisions of the Stock Purchase Plan. A copy of the complete "Coherent, Inc. Employee Stock Purchase Plan" is on file with the Company at its corporate offices in Palo Alto, California.

5. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of:
      ------------------------------------------------------------------------

      ------------------------------------------------------------------------.


6. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

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7.    In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:

NAME:     (Please print)
                         -------------------------------------------------------
                         (First)              (Middle)                    (Last)


--------------------------------        ----------------------------------------
Relationship
                                        ----------------------------------------
                                        (Address)

NAME:     (Please print)
                         -------------------------------------------------------
                         (First)              (Middle)                    (Last)


--------------------------------        ----------------------------------------
Relationship
                                        ----------------------------------------
                                        (Address)

Dated:
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                                        Signature of Employee


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I do not wish to participate in the Employee Stock Purchase Plan.


                                        ----------------------------------------
                                        Signature of Employee




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